                                                                     EXHIBIT 4.4

                       NORTH AMERICAN BIOLOGICALS, INC.
             INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

   NABI/R/                                                             SHARES
THE QUALITY SOURCE                                                    SPECIMEN
                                                                    COMMON STOCK

                             CUSIP 628716 10 2

                                                               SEE REVERSE FOR
                                                             CERTAIN DEFINITIONS

THIS CERTIFIES THAT                                              IS THE OWNER OF


                                   SPECIMEN

FULLY PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK OF THE PAR VALUE OF TEN CENTS ($.10) PER SHARE OF

---------------------- NORTH AMERICAN BIOLOGICALS, INC.------------------------
                                NAME CHANGED TO
                                     NABI
(hereinafter called the "Corporation"), transferable on the books of the Corporation by said owner in person or by his duly authorized attorney, upon the surrender of this certificate properly endorsed. This certificate and the shares represented hereby are issued and shall be held subject to the provisions of the Certificate of Incorporation and the By-laws of the Corporation, as amended, copies of which are on file at the office of the Transfer Agent of the Corporation, and to which reference is hereby expressly made and to all of which the holder hereof by acceptance of this certificate hereby assents.

This certificate is not valid until coutersigned by the Transfer Agent and registered by the Registrar. Witness the facsimile of the Corporation's seal and the facsimile signatures of its duly authorized officers. Dated:

                       NORTH AMERICAN BIOLOGICALS, INC.
                                CORPORATE SEAL
                                     1969
                                   DELAWARE

COUNTERSIGNED AND REGISTERED:                         /s/ David J. Gury
REGISTRAR AND TRANSFER COMPANY                        CHAIRMAN OF THE BOARD
      (NEW JERSEY)       TRANSFER AGENT
                          AND REGISTRAR
BY       SPECIMEN                                     /s/ Constantine Alexander
                    AUTHORIZED SIGNATURE              SECRETARY

                       NORTH AMERICAN BIOLOGICALS, INC.

       THE CORPORATION WILL FURNISH WITHOUT CHARGE TO EACH STOCKHOLDER WHO SO REQUESTS THE DESIGNATIONS, PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL OR OTHER SPECIAL RIGHTS OF EACH CLASS OF STOCK OR SERIES THEREOF OF THE CORPORATION, AND THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS THEREOF.

    The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

    TEN COM--as tenants in common              UNIF GIFT MIN ACT--_____Custodian______
    TEN ENT--as tenants by the entireties                         (Cust)        (Minor)
    JT TEN --as joint tenants with right of                       under Uniform Gifts to
             survivorship and not as tenants                      Minors Act____________
             in common                                                        (State)

   Additional abbreviations may also be used though not in the above list.

For value received,______________hereby sell, assign and transfer unto PLEASE INSERT SOCIAL SECURITY OR OTHER
   IDENTIFYING NUMBER OF ASSIGNEE
[_____________________________________]


________________________________________________________________________________
 (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

________________________________________________________________________________


________________________________________________________________________________


________________________________________________________________________________
shares of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint

________________________________________________________________________Attorney
to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.

Dated____________________________


        ________________________________________________________________________
NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS
        WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.



SIGNATURE(S) GUARANTEED:________________________________________________________
                        THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.


This certificate also evidences and entitles the holder hereof to certain rights as set forth in a Rights Agreement between NABI and Registrar and Transfer Company, dated as of August 1, 1997 (the "Rights Agreement"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of NABI. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. NABI will mail to the holder of this certificate a copy of the Rights Agreement without charge after receipt of a written request therefor.

Under certain circumstances set forth in the Rights Agreement, Rights issued to, or held by, any Person who is, was or becomes an Acquiring Person or any Affiliate or Associate thereof (as such terms are defined in the Rights Agreement), whether currently held by or on behalf of such Person or by any subsequent holder, may become null and void. The Rights shall not be exercisable, and shall be void so long as held by a holder in any jurisdiction where the requisite qualification to the issuance to such holder, or the exercise by such holder, of the Rights in such jurisdiction shall not have been obtained or be obtainable.